UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: July 27, 2006
(Date of Earliest Event Reported)

AMERICAN COMMERCIAL LINES INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51562	73-3177794
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

1701 East Market Street, Jeffersonville, Indiana 47130
(Address of principal executive offices) (Zip Code)
(812) 288-0100
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 27, 2006, the Board of Directors (the “Board”) of American Commercial Lines Inc. (the “Company”) approved amendments to the Company’s bylaws relating to a new “Executive Vice President” designation and the procedures regarding the appointment and removal of officers. The following is a summary of the changes in connection with the amended bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.
Summary of amendments:
(i)	Article IV, Sections 1 and 3 — The office of Executive Vice President of the Company has been added. Accordingly, the officers of the Company now consist of a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer and a Secretary.
(ii)	Article IV, Section 1 — The bylaws previously provided that the appointment of all officers of the Company required prior Board approval. The amended bylaws now provide that all officers shall be elected by the Board, except that the President shall also have the right to appoint one or more Vice Presidents, a Treasurer and a Secretary. Additionally, prior to the adoption of the amendments, the bylaws provided that the salaries of the Company’s officers shall be fixed by a standing committee of the Board; under the amended bylaws, the President now has the authority to set the salaries of any Vice Presidents, the Treasurer and the Secretary.
(iii)	Article IV, Section 8 — The amended bylaws vest in the Board the exclusive authority to remove the President, any Executive Vice Presidents and any Senior Vice Presidents. Any Vice Presidents, the Treasurer and Secretary may be removed by the President or a committee appointed by the Board.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit
Number	Description

3.1	Second Amended and Restated Bylaws of American Commercial Lines Inc., dated July 27, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN COMMERCIAL LINES INC. (REGISTRANT)

By:	/s/ Christopher A. Black

Christopher A. Black Senior Vice President, Chief Financial Officer
Dated: August 1, 2006

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Second Amended and Restated Bylaws of American Commercial Lines Inc., dated July 27, 2006.